FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE NINE MONTHS AND QUARTER ENDED SEPTEMBER 30, 2021, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA…October 20, 2021… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $21,563,000, and fully diluted earnings per common share of $1.74 for the nine months ended September 30, 2021, compared to $13,268,000 and $1.05 per fully diluted common share for the nine months ended September 30, 2020.
THIRD QUARTER FINANCIAL HIGHLIGHTS
•Net loans decreased $16.0 million or 1.47%, and total assets increased $344.3 million or 17.18% at September 30, 2021 compared to December 31, 2020. The net loan decrease consisted of a decrease of $128.7 million in SBA Paycheck Protection Program (PPP) loans, offset by an increase of $112.7 million in non-PPP loan growth.
•Total deposits increased 19.47% to $2.06 billion at September 30, 2021 compared to December 31, 2020.
•Total cost of deposits remains at low levels at 0.05% and 0.09% for the quarters ended September 30, 2021 and 2020, respectively.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 45.30% and 48.56% for the quarters ended September 30, 2021 and 2020, respectively.
•Non-performing assets were $1,597,000, net loan recoveries were $122,000, and loans delinquent more than 30 days were $309,000 for the quarter ended September 30, 2021.
•The Company recorded a reversal of provision for credit losses of $500,000 during the quarter ended September 30, 2021.
•Capital positions remain strong at September 30, 2021 with a 8.24% Tier 1 Leverage Ratio; a 12.34% Common Equity Tier 1 Ratio; a 12.68% Tier 1 Risk-Based Capital Ratio; and a 13.39% Total Risk-Based Capital Ratio.
•The Company declared an $0.12 per common share cash dividend, payable on November 19, 2021 to shareholders of record as of November 5, 2021.
•During the quarter ended September 30, 2021, the Company repurchased and retired a total of 344,940 shares of common stock at an average price paid per share of $20.72.
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“I’m pleased to report results for the third quarter 2021 show a continued growth momentum for deposits and non-Paycheck Protection Program (PPP) loans. PPP loan forgiveness is also progressing at a brisk pace, while the focus of our professional bankers remains fixed on fulfilling our commitment to assisting clients with their financial needs,” said James M. Ford, President & CEO. “While we continue to monitor the drought’s effects within our territory, feedback from our business clients remains optimistic as do the growth and performance projections of our nearly 42-year-old community bank. Lastly, the smooth transition to our new President & CEO, James J. Kim, effective November 1, 2021, is well-underway,” concluded Ford.
We are proud to have assisted many of our customers in obtaining SBA Paycheck Protection Program (PPP) loans totaling approximately $295,644,000, and continue to work with our customers on obtaining loan forgiveness from the SBA. Outstanding PPP loans as of September 30, 2021 are as follows:

PPP Loan Vintages (Dollars in thousands)	Number of Loans	Amount	Net Unearned Fees
Round 1 - 2020	10	$1,465	$26
Round 2 - 2021	331	62,795	1,795
Total	341	$64,260	$1,821
As of September 30, 2021, PPP loans in the following size categories were outstanding:

PPP Loan Size Categories (Dollars in thousands)	Number of Loans	Amount
Up to $150,000	236	$11,685
$150,001 to $500,000	77	20,465
$500,001 to $1,000,000	18	12,627
$1,000,001 to $2,000,000	9	15,577
Over $2,000,000	1	3,906
Total	341	$64,260
The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	September 30, 2021	June 30, 2021	September 30, 2020
Pass	$1,034,229	$1,019,687	$1,032,142
Special mention	26,612	18,710	43,893
Substandard	23,065	32,938	37,643
Doubtful	—	—	—
Total	$1,083,906	$1,071,335	$1,113,678
Based on the Company’s capital levels, conservative underwriting policies, low loan-to-deposit ratio, loan concentration diversification, and suburban geographical marketplace, management expects to be able to manage the economic risks and uncertainties associated with the COVID-19 pandemic and remain adequately capitalized.
Net income for the nine months ended September 30, 2021 increased 62.52%, compared to the nine months ended September 30, 2020, driven by a reversal of provision for credit losses, an increase in net interest income, an increase in loan placement fees, and a decrease in non-interest expense, partially offset by an increase
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in the provision for income taxes, a decrease in net realized gains on sales and calls of investment securities, and a decrease in service charge income. During the nine months ended September 30, 2021, the Company recorded a $3,800,000 reversal of provision for credit losses, compared to a $4,975,000 provision during the nine months ended September 30, 2020. Net interest income before the reversal of provision for credit losses for the nine months ended September 30, 2021 was $53,846,000, compared to $47,646,000 for the nine months ended September 30, 2020, an increase of $6,200,000 or 13.01%. The impact to interest income from the accretion of the loan marks on acquired loans was $579,000 and $1,039,000 for the nine months ended September 30, 2021 and 2020, respectively. In addition, net interest income before the reversal of provision for credit losses for the nine months ended September 30, 2021 was impacted by approximately $438,000 in loan prepayment penalties, as compared to $505,000 for the nine months ended September 30, 2020. Excluding the loan mark accretion and prepayment penalties, net interest income for the nine months ended September 30, 2021 increased by $6,727,000 compared to the nine months ended September 30, 2020.
During the nine months ended September 30, 2021, the Company’s shareholders’ equity increased $1,527,000, or 0.62%, compared to December 31, 2020. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, the decrease in unrealized gains on available-for-sale (AFS) securities, and share repurchases.
Return on average equity (ROE) for the nine months ended September 30, 2021 was 11.60%, compared to 7.78% for the nine months ended September 30, 2020. The increase in ROE reflects the increase in net income, notwithstanding the increase in average shareholders’ equity compared to the prior year. The Company declared and paid $0.35 and $0.33 per share in cash dividends to holders of common stock during the nine months ended September 30, 2021 and 2020, respectively. Annualized return on average assets (ROA) was 1.30% for the nine months ended September 30, 2021 and 0.99% for the nine months ended September 30, 2020. This increase is due to the increase in net income, notwithstanding the increase in average assets. During the nine months ended September 30, 2021, the Company’s total assets increased 17.18%, and total liabilities increased 19.48%, compared to December 31, 2020 due to the Company’s participation in the PPP loan program in addition to organic deposit gathering activities.
Non-performing assets decreased by $1,681,000, or 51.28%, to $1,597,000 at September 30, 2021, compared to $3,278,000 at December 31, 2020. During the nine months ended September 30, 2021, the Company recorded $946,000 in net loan recoveries, compared to $552,000 for the nine months ended September 30, 2020. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.12)% for the nine months ended September 30, 2021, compared to (0.07)% for the same period in 2020. Total non-performing assets were 0.07% and 0.16% of total assets as of September 30, 2021 and December 31, 2020, respectively.
At September 30, 2021, the allowance for credit losses was $10,061,000, compared to $12,915,000 at December 31, 2020, a net decrease of $2,854,000 reflecting the reversal of provision for credit losses and net recoveries during the period. The Company’s reversal of provision for credit losses of $3,800,000 during the nine
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months ended September 30, 2021 is primarily due to net loan recoveries and our assessment of the overall adequacy of the allowance for credit losses. The Company is not required to implement the provisions of the CECL accounting standard until January 1, 2023, and is continuing to account for the allowance for credit losses under the incurred loss model. The allowance for credit losses as a percentage of total loans was 0.93% and 1.17% as of September 30, 2021 and December 31, 2020, respectively. Total loans include loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $99,020,000 at September 30, 2021 and $127,186,000 at December 31, 2020. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.02% and 1.32% as of September 30, 2021 and December 31, 2020, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.00% and 1.41%, respectively. As of September 30, 2021, gross loans included $64,260,000 related to PPP loans, which are fully guaranteed by the SBA. Excluding PPP loans and the acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.09% and 1.65% as of September 30, 2021 and December 31, 2020, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at September 30, 2021.
The Company’s net interest margin (fully tax equivalent basis) was 3.60% for the nine months ended September 30, 2021, compared to 3.93% for the nine months ended September 30, 2020. The decrease in net interest margin in the period-to-period comparison resulted from the decrease in the effective yield on interest earning deposits in other banks and Federal Funds sold, the decrease in the effective yield on average investment securities, and the increase in the yield on the Company’s loan portfolio.
For the nine months ended September 30, 2021, the effective yield on average total earning assets decreased 38 basis points to 3.66% compared to 4.04% for the nine months ended September 30, 2020, while the cost of average total interest-bearing liabilities decreased to 0.11% for the nine months ended September 30, 2021 as compared to 0.21% for the nine months ended September 30, 2020. Over the same periods, the cost of average total deposits decreased to 0.05% for the nine months ended September 30, 2021 compared to 0.10% for the same period in 2020.
For the nine months ended September 30, 2021, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $966,105,000, an increase of $378,890,000, or 64.52%, compared to the nine months ended September 30, 2020. The effective yield on average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased to 2.11% for the nine months ended September 30, 2021, compared to 2.38% for the nine months ended September 30, 2020.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $35,028,000 to $1,077,038,000 for the nine months ended September 30, 2021 from $1,042,010,000 for the nine months ended September 30, 2020. The effective yield on average loans increased to 5.04% for the nine
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months ended September 30, 2021, compared to 4.97% for the nine months ended September 30, 2020. Total average PPP loans, which have a 1.00% interest rate in addition to loan fees, were $140,883,000 for the nine months ended September 30, 2021. Excluding PPP loans from total average loans, the effective yield on average loans for the nine months ended September 30, 2021 was 4.90%.
The following table shows the Company’s outstanding loan portfolio as of September 30, 2021 and December 31, 2020.

Loan Type (dollars in thousands)	September 30, 2021	% of Total Loans	December 31, 2020	% of Total Loans
Commercial:
Commercial and industrial	$184,830	17.0%	$273,994	24.9%
Agricultural production	32,178	3.0%	21,971	2.0%
Total commercial	217,008	20.0%	295,965	26.9%
Real estate:
Owner occupied	210,577	19.4%	208,843	18.9%
Real estate construction and other land loans	65,912	6.1%	55,419	5.0%
Commercial real estate	365,564	33.7%	338,886	30.7%
Agricultural real estate	98,150	9.1%	84,258	7.6%
Other real estate	33,612	3.1%	28,718	2.6%
Total real estate	773,815	71.4%	716,124	64.8%
Consumer:
Equity loans and lines of credit	54,833	5.1%	55,634	5.0%
Consumer and installment	38,250	3.5%	37,236	3.3%
Total consumer	93,083	8.6%	92,870	8.3%
Net deferred origination fees	(409)		(2,612)
Total gross loans	1,083,497	100.0%	1,102,347	100.0%
Allowance for credit losses	(10,061)		(12,915)
Total loans	$1,073,436		$1,089,432
Total average assets for the nine months ended September 30, 2021 was $2,217,411,000 compared to $1,780,716,000 for the nine months ended September 30, 2020, an increase of $436,695,000 or 24.52%. During the nine months ended September 30, 2021 and 2020, the loan-to-deposit ratio was 52.65% and 66.02%, respectively. Total average deposits increased $412,926,000 or 27.20% to $1,931,176,000 for the nine months ended September 30, 2021, compared to $1,518,250,000 for the nine months ended September 30, 2020. Average interest-bearing deposits increased $245,080,000, or 30.59%, and average non-interest bearing demand deposits increased $167,846,000, or 23.40%, for the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020. The Company’s ratio of average non-interest bearing deposits to total deposits was 45.83% for the nine months ended September 30, 2021, compared to 47.24% for the nine months ended September 30, 2020.
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The composition of the deposits at September 30, 2021 and December 31, 2020 is summarized in the table below.

(Dollars in thousands)	September 30, 2021	% of Total Deposits	December 31, 2020	% of Total Deposits
NOW accounts	$357,602	17.4%	$310,697	18.0%
MMA accounts	482,251	23.4%	341,088	19.8%
Time deposits	89,858	4.4%	89,846	5.2%
Savings deposits	194,132	9.4%	156,190	9.1%
Total interest-bearing	1,123,843	54.6%	897,821	52.1%
Non-interest bearing	934,249	45.4%	824,889	47.9%
Total deposits	$2,058,092	100.0%	$1,722,710	100.0%

Non-interest income for the nine months ended September 30, 2021 decreased by $4,435,000 to $6,224,000, compared to $10,659,000 for the nine months ended September 30, 2020, primarily driven by a decrease of $4,159,000 in net realized gains on sales and calls of investment securities, a decrease of $557,000 in other income, a decrease in service charge income of $170,000, and a decrease in FHLB dividends of $16,000, partially offset by an increase in loan placement fees of $89,000. Other income for the nine months ended September 30, 2020 included a $463,000 gain related to the collection of tax-exempt life insurance proceeds.
Non-interest expense for the nine months ended September 30, 2021 decreased $225,000, or 0.64%, to $35,080,000 compared to $35,305,000 for the nine months ended September 30, 2020. The net decrease year over year resulted from decreases in salaries and employee benefits of $45,000, Internet banking expenses of $283,000, directors’ expenses of $162,000, professional services of $357,000, advertising expenses of $121,000, ATM/Debit card expenses of $10,000, amortization of software of $43,000, stationary and supplies of $62,000, armored courier of $14,000, and operating losses of $9,000, partially offset by increases in data processing of $357,000, information technology of $257,000, regulatory assessments of $212,000, personnel of $132,000, donations of $39,000, occupancy and equipment expenses of $59,000, general insurance of $20,000, telephone of $14,000, and postage of $9,000 in 2021 compared to 2020. The decrease in total salaries and employee benefits was the result of a decrease of $1,186,000 in officers’ expenses related to the change in the discount rate used to calculate the liability for salary continuation, deferred compensation, and split dollar plans; offset by an increase of approximately $429,000 in salaries and benefits, and a decrease in loan origination costs of $731,000. A portion of the salaries and benefits increase was related to $172,000 paid and/or accrued for severance pay. For the nine months ended September 30, 2021, personnel expense included $151,000 for an executive search firm to find a replacement for our retiring chief executive officer.
The Company recorded an income tax provision of $7,227,000 for the nine months ended September 30, 2021, compared to $4,757,000 for the nine months ended September 30, 2020. The effective tax rate for the nine months ended September 30, 2021 was 25.10% compared to 26.39% for the nine months ended September 30,
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2020. The effective tax rate was affected by the increase in tax-exempt interest, as well as the reversal of provision for credit losses.
Quarter Ended September 30, 2021
For the quarter ended September 30, 2021, the Company reported unaudited consolidated net income of $6,521,000 and earnings per diluted common share of $0.54, compared to consolidated net income of $4,344,000 and $0.35 per diluted share for the same period in 2020. The increase in net income during the third quarter of 2021 compared to the same period in 2020 was primarily due to a decrease in provision for credit losses of $1,100,000, an increase in net interest income of $2,167,000, and an increase in non-interest income of $77,000, partially offset by an increase in total non-interest expenses of $334,000 and an increase in the provision for income taxes of $833,000. The effective tax rate increased to 25.86% from 24.92% for the quarters ended September 30, 2021 and September 30, 2020, respectively. Net income for the immediately trailing quarter ended June 30, 2021 was $7,563,000, or $0.60 per diluted common share.
Annualized return on average equity (ROE) for the third quarter of 2021 was 10.41%, compared to 7.50% for the same period of 2020. The increase in ROE reflects an increase in net income, as well as the increase in average shareholders’ equity compared to the prior year. The increase in shareholders’ equity was driven by the retention of earnings, offset by a decrease in net unrealized gains on available-for-sale (AFS) securities recorded, dividends paid, and stock repurchases. Annualized return on average assets (ROA) was 1.13% for the third quarter of 2021 compared to 0.90% for the same period in 2020. This increase was due to an increase in net income notwithstanding the increase in average assets.
In comparing the third quarter of 2021 to the third quarter of 2020, total average loans decreased by $53,361,000, or 4.75% due to a decrease of $127,267,000 in PPP loans, offset by an increase of $73,906 in non-PPP loans. During the third quarter of 2021, the Company recorded net loan recoveries of $122,000 compared to $120,000 net loan recoveries for the same period in 2020. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.05)% for the quarter ended September 30, 2021 compared to (0.04)% for the quarter ended September 30, 2020. During the quarter ended September 30, 2021, the Company recorded a reversal of the provision for credit losses of $500,000, compared to a provision of $600,000 for the quarter ended September 30, 2020.
Average total deposits for the third quarter of 2021 increased $359,414,000 or 21.62% to $2,021,499,000 compared to $1,662,085,000 for the same period of 2020.
The Company’s net interest margin (fully tax equivalent basis) was 3.47% for the quarter ended September 30, 2021, compared to 3.63% for the quarter ended September 30, 2020. Net interest income, before provision for credit losses, increased $2,167,000, or 13.51%, to $18,210,000 for the third quarter of 2021, compared to $16,043,000 for the same period in 2020. The accretion of the loan marks on acquired loans increased interest income by $231,000 and $172,000 during the quarters ended September 30, 2021 and 2020, respectively. Net interest income during the third quarters of 2021 and 2020 benefited by approximately $4,000
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and $52,000, respectively, from prepayment penalties and payoff of loans. The net interest margin period-to-period comparisons were impacted by the decrease in the yield on total interest-bearing liabilities, as well as the increase in the yield on the average investment securities, and the increase in the yield on the loan portfolio. Over the same periods, the cost of total deposits decreased to 0.05% from 0.09%.
For the quarter ended September 30, 2021, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $409,167,000, or 62.95%, compared to the quarter ended September 30, 2020, and increased by $78,799,000, or 8.04%, compared to the quarter ended June 30, 2021.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.14% for the quarter ended September 30, 2021, compared to 2.07% for the quarter ended September 30, 2020 and 2.11% for the quarter ended June 30, 2021. Total average loans, which generally yield higher rates than investment securities, decreased by $53,361,000 to $1,069,955,000 for the quarter ended September 30, 2021, from $1,123,316,000 for the quarter ended September 30, 2020 and decreased by $10,470,000 from $1,080,425,000 for the quarter ended June 30, 2021. The effective yield on average loans was 4.91% for the quarter ended September 30, 2021, compared to 4.68% and 5.04% for the quarters ended September 30, 2020 and June 30, 2021, respectively. Excluding PPP loans from the calculation, the effective yield on average loans was 4.73% for the quarter ended September 30, 2021, compared to 5.18% and 4.86% for the quarters ended September 30, 2020 and June 30, 2021, respectively.
Total average assets for the quarter ended September 30, 2021 were $2,318,172,000 compared to $1,928,594,000 for the quarter ended September 30, 2020 and $2,227,632,000 for the quarter ended June 30, 2021, an increase of $389,578,000 or 20.20% and an increase of $90,540,000 or 4.06%, respectively.
Total average deposits increased $359,414,000, or 21.62%, to $2,021,499,000 for the quarter ended September 30, 2021, compared to $1,662,085,000 for the quarter ended September 30, 2020. Total average deposits increased $73,491,000, or 3.77%, for the quarter ended September 30, 2021, compared to $1,948,008,000 for the quarter ended June 30, 2021. The Company’s deposit balances for the quarter ended September 30, 2021 increased through organic growth and PPP loan proceeds retained in customer deposit accounts. The Company’s ratio of average non-interest bearing deposits to total deposits was 45.30% for the quarter ended September 30, 2021, compared to 48.56% and 45.86% for the quarters ended September 30, 2020 and June 30, 2021, respectively.
Non-interest income increased $77,000, or 3.72%, to $2,148,000 for the third quarter of 2021 compared to $2,071,000 for the same period in 2020. During the third quarter of 2021 interchange fees increased $117,000, net realized gains on sales and calls of investment securities increased $60,000, service charge income increased $24,000, Federal Home Loan Bank dividends increased $13,000, and other income increased $12,000, offset by a decrease in loan placement fees of $218,000, compared to the same period in 2020. Non-interest income for the quarter ended September 30, 2021 increased by $71,000 to $2,148,000, compared to $2,077,000 for the quarter ended June 30, 2021. The increase compared to the trailing quarter was primarily a result of a $196,000 increase
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in net realized gains on sales and calls of investment securities, a $71,000 increase in appreciation in cash surrender value of bank-owned life insurance, and a $20,000 increase in service charges, offset by a $175,000 decrease in other income and a $43,000 decrease in loan placement fees.
Non-interest expense for the quarter ended September 30, 2021 increased $334,000, or 2.85%, to $12,062,000 compared to $11,728,000 for the quarter ended September 30, 2020. The net increase quarter over quarter was a result of an increase of $362,000 in salaries and employee benefits, an increase of $297,000 in information technology expenses, an increase of $28,000 in occupancy and equipment expenses, an increase of $72,000 in regulatory assessments, an increase of $67,000 in appraisal fees, an increase $55,000 in ATM/Debit card expenses, an increase of $20,000 in education and training, an increase of $20,000 in mileage and travel, an increase of $13,000 in telephone expenses, an increase of $12,000 in directors’ expenses, an increase of $10,000 in operating losses, an increase of $5,000 in data processing expense, and an increase of $2,000 in amortization of software, partially offset by a decrease of $113,000 in Internet banking expenses, a decrease in professional services of $208,000, a decrease of $38,000 in advertising expenses, a decrease of $18,000 in stationery and supplies, a decrease of $15,000 in armored courier fees, and a decrease of 2,000 in alarm monitoring expenses.
Non-interest expense for the quarter ended September 30, 2021 increased by $432,000 or 3.71% to $12,062,000 compared to $11,630,000 for the trailing quarter ended June 30, 2021. The increase compared to the trailing quarter was primarily due to an increase in professional services of $32,000, an increase in salaries and employee benefits of $112,000, and an increase in ATM/debit card expense of $8,000, partially offset by a decrease in data processing of $26,000, a decrease in personnel expenses of $6,000, a decrease in Internet banking expenses of $30,000, and a $55,000 decrease in other non-interest expenses.
The Company recorded an income tax provision of $2,275,000 for the quarter ended September 30, 2021, compared to $1,442,000 for the quarter ended September 30, 2020, and $2,465,000 for the trailing quarter ended June 30, 2021. The effective tax rate for the quarter ended September 30, 2021 was 25.86% compared to 24.92% for the same period in 2020. The effective tax rate was affected by the reversal of provision for credit losses, which resulted in higher pretax and taxable income, as well as an increase in tax-exempt interest.
Capital Management
On October 20, 2021, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on November 19, 2021 to shareholders of record as of November 5, 2021. The Company continues to be well capitalized and expects to maintain adequate capital levels.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 20 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region. Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments.
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Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Andriana Majarian, Karen Musson, Dorothea D. Silva, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter, Facebook, and LinkedIn.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in business conditions and inflation; (11) changes in securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; (14) the uncertainties related to the Covid-19 pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; (15) the impact of the federal CARES Act and the significant additional lending activities undertaken by the Company in connection with the Small Business Administration’s Paycheck Protection Program enacted thereunder, including risks to the Company with respect to the uncertain application by the Small Business Administration of new borrower and loan eligibility, forgiveness and audit criteria; and (16) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.
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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,	September 30,
(In thousands, except share amounts)	2021	2020	2020

ASSETS
Cash and due from banks	$32,634	$34,175	$33,447
Interest-earning deposits in other banks	35,059	36,103	53,563
Total cash and cash equivalents	67,693	70,278	87,010
Available-for-sale investment securities	1,060,362	710,092	631,854
Equity securities	7,486	7,634	7,655
Loans, less allowance for credit losses of $10,061, $12,915, and $14,657 at September 30, 2021, December 31, 2020, and September 30, 2020, respectively	1,073,436	1,089,432	1,095,232
Bank premises and equipment, net	8,429	8,228	7,257
Bank owned life insurance	39,309	28,713	29,769
Federal Home Loan Bank stock	5,595	5,595	5,595
Goodwill	53,777	53,777	53,777
Core deposit intangibles	662	1,183	1,356
Accrued interest receivable and other assets	31,628	29,164	31,055
Total assets	$2,348,377	$2,004,096	$1,950,560

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$934,249	$824,889	$804,893
Interest bearing	1,123,843	897,821	876,321
Total deposits	2,058,092	1,722,710	1,681,214
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	38,582	31,210	28,411
Total liabilities	2,101,829	1,759,075	1,714,780
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 11,987,804, 12,509,848, and 12,507,658, at September 30, 2021, December 31, 2020, and September 30, 2020, respectively	68,265	79,416	79,269
Retained earnings	167,993	150,749	145,045
Accumulated other comprehensive income, net of tax	10,290	14,856	11,466
Total shareholders’ equity	246,548	245,021	235,780
Total liabilities and shareholders’ equity	$2,348,377	$2,004,096	$1,950,560
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Central Valley Community Bancorp -- page 12

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(In thousands, except share and per-share amounts)	2021	2021	2020	2021	2020
INTEREST INCOME:
Interest and fees on loans	$13,208	$13,556	$13,190	$40,529	$38,688
Interest on deposits in other banks	28	29	26	89	222
Interest and dividends on investment securities:
Taxable	3,844	3,361	2,771	9,938	8,996
Exempt from Federal income taxes	1,417	1,409	444	4,143	1,015
Total interest income	18,497	18,355	16,431	54,699	48,921
INTEREST EXPENSE:
Interest on deposits	263	252	363	783	1,169
Interest on junior subordinated deferrable interest debentures	24	22	25	70	106
Total interest expense	287	274	388	853	1,275
Net interest income before provision for credit losses	18,210	18,081	16,043	53,846	47,646
(REVERSAL OF) PROVISION FOR CREDIT LOSSES	(500)	(1,500)	600	(3,800)	4,975
Net interest income after provision for credit losses	18,710	19,581	15,443	57,646	42,671
NON-INTEREST INCOME:
Service charges	487	467	463	1,386	1,556
Appreciation in cash surrender value of bank owned life insurance	247	176	178	596	536
Interchange fees	472	471	355	1,313	995
Loan placement fees	467	510	685	1,634	1,545
Net realized gains (losses) on sales and calls of investment securities	117	(79)	57	38	4,197
Federal Home Loan Bank dividends	84	83	71	237	253
Other income	274	449	262	1,020	1,577
Total non-interest income	2,148	2,077	2,071	6,224	10,659
NON-INTEREST EXPENSES:
Salaries and employee benefits	7,091	6,979	6,729	21,008	21,053
Occupancy and equipment	1,224	1,201	1,196	3,538	3,479
Professional services	507	475	715	1,338	1,695
Data processing expense	599	625	594	1,841	1,484
Directors’ expenses	152	113	140	306	468
ATM/Debit card expenses	199	191	144	615	625
Information technology	891	611	594	2,061	1,804
Regulatory assessments	219	172	147	552	340
Advertising	129	128	167	386	507
Internet banking expenses	54	84	167	262	545
Amortization of core deposit intangibles	174	173	174	521	521
Other expense	823	878	961	2,652	2,784
Total non-interest expenses	12,062	11,630	11,728	35,080	35,305
Income before provision for income taxes	8,796	10,028	5,786	28,790	18,025
PROVISION FOR INCOME TAXES	2,275	2,465	1,442	7,227	4,757
Net income	$6,521	$7,563	$4,344	$21,563	$13,268
Net income per common share:
Basic earnings per common share	$0.54	$0.61	$0.35	$1.75	$1.06
Weighted average common shares used in basic computation	12,007,689	12,498,809	12,471,070	12,332,248	12,551,480
Diluted earnings per common share	$0.54	$0.60	$0.35	$1.74	$1.05
Weighted average common shares used in diluted computation	12,044,896	12,548,044	12,496,174	12,378,591	12,596,172
Cash dividends per common share	$0.12	$0.12	$0.11	$0.35	$0.33
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Central Valley Community Bancorp -- page 13

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Sep 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
For the three months ended	2021	2021	2021	2020	2020
(In thousands, except share and per share amounts)
Net interest income	$18,210	$18,081	$17,555	$16,777	$16,043
(Reversal of) provision for credit losses	(500)	(1,500)	(1,800)	(1,700)	600
Net interest income after provision for credit losses	18,710	19,581	19,355	18,477	15,443
Total non-interest income	2,148	2,077	1,999	3,138	2,071
Total non-interest expense	12,062	11,630	11,388	12,379	11,728
Provision for income taxes	2,275	2,465	2,487	2,157	1,442
Net income	$6,521	$7,563	$7,479	$7,079	$4,344
Basic earnings per common share	$0.54	$0.61	$0.60	$0.57	$0.35
Weighted average common shares used in basic computation	12,007,689	12,498,809	12,495,606	12,482,250	12,471,070
Diluted earnings per common share	$0.54	$0.60	$0.60	$0.57	$0.35
Weighted average common shares used in diluted computation	12,044,896	12,548,044	12,547,137	12,519,644	12,496,174

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
As of and for the three months ended	2021	2021	2021	2020	2020
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.93%	0.98%	1.11%	1.17%	1.32%
Non-performing assets to total assets	0.07%	0.09%	0.17%	0.16%	0.18%
Total non-performing assets	$1,597	$2,035	$3,783	$3,278	$3,458
Total nonaccrual loans	$1,597	$2,035	$3,783	$3,278	$3,458
Total substandard loans	$23,065	$32,938	$34,276	$36,136	$37,643
Total special mention loans	$26,612	$18,710	$39,406	$36,406	$43,893
Net loan charge-offs (recoveries)	$(122)	$117	$(941)	$42	$(120)
Net charge-offs (recoveries) to average loans (annualized)	(0.05)%	0.04%	(0.35)%	0.02%	(0.04)%
Book value per share	$20.57	$20.36	$19.31	$19.59	$18.85
Tangible book value per share	$16.03	$15.93	$14.94	$15.19	$14.44
Tangible common equity	$192,109	$196,437	$187,059	$190,061	$180,647
Cost of total deposits	0.05%	0.05%	0.06%	0.07%	0.09%
Interest and dividends on investment securities exempt from Federal income taxes	$1,417	$1,409	$1,317	$951	$444
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.47%	3.60%	3.76%	3.72%	3.63%
Return on average assets (2)	1.13%	1.36%	1.42%	1.42%	0.90%
Return on average equity (2)	10.41%	12.25%	12.17%	11.95%	7.50%
Loan to deposit ratio	52.65%	54.06%	56.72%	63.99%	66.02%
Efficiency ratio	57.66%	55.58%	56.34%	62.89%	63.58%
Tier 1 leverage - Bancorp	8.24%	8.63%	9.09%	9.28%	9.26%
Tier 1 leverage - Bank	8.18%	8.51%	9.03%	9.23%	9.20%
Common equity tier 1 - Bancorp	12.34%	13.43%	14.38%	14.10%	14.23%
Common equity tier 1 - Bank	12.59%	13.61%	14.68%	14.41%	14.56%
Tier 1 risk-based capital - Bancorp	12.68%	13.80%	14.78%	14.50%	14.65%
Tier 1 risk-based capital - Bank	12.59%	13.61%	14.68%	14.41%	14.56%
Total risk-based capital - Bancorp	13.39%	14.58%	15.76%	15.58%	15.90%
Total risk based capital - Bank	13.29%	14.40%	15.66%	15.48%	15.81%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
AVERAGE AMOUNTS	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2021	2021	2020	2021	2020
Interest-bearing deposits in other banks	$70,980	$114,590	$98,869	104,705	70,418
Investments	988,148	865,739	551,092	861,400	516,797
Loans (1)	1,068,111	1,077,774	1,120,656	1,074,302	1,040,116
Earning assets	2,127,239	2,058,103	1,770,617	2,040,407	1,627,331
Allowance for credit losses	(10,558)	(11,928)	(14,261)	(11,969)	(11,439)
Nonaccrual loans	1,844	2,651	2,660	2,736	1,894
Other non-earning assets	199,647	178,806	169,578	186,237	162,930
Total assets	$2,318,172	$2,227,632	$1,928,594	$2,217,411	$1,780,716

Interest bearing deposits	$1,105,757	$1,054,567	$855,033	$1,046,168	$801,088
Other borrowings	5,155	5,155	5,155	5,155	5,155
Total interest-bearing liabilities	1,110,912	1,059,722	860,188	1,051,323	806,243
Non-interest bearing demand deposits	915,742	893,441	807,052	885,008	717,162
Non-interest bearing liabilities	40,998	27,510	29,698	33,266	29,917
Total liabilities	2,067,652	1,980,673	1,696,938	1,969,597	1,553,322
Total equity	250,520	246,959	231,656	247,814	227,394
Total liabilities and equity	$2,318,172	$2,227,632	$1,928,594	$2,217,411	$1,780,716

AVERAGE RATES
Interest-earning deposits in other banks	0.16%	0.10%	0.11%	0.11%	0.42%
Investments	2.28%	2.38%	2.42%	2.35%	2.65%
Loans (3)	4.91%	5.04%	4.68%	5.04%	4.97%
Earning assets	3.52%	3.65%	3.72%	3.66%	4.04%
Interest-bearing deposits	0.09%	0.10%	0.17%	0.10%	0.19%
Other borrowings	1.71%	1.71%	1.94%	1.81%	2.74%
Total interest-bearing liabilities	0.10%	0.10%	0.18%	0.11%	0.21%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.47%	3.60%	3.63%	3.60%	3.93%
(1)Average loans do not include nonaccrual loans.
(2)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $377, $375, and $118, for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $1,101 and $269 for the nine months ended September 30, 2021 and 2020, respectively.
(3)    Loan yield includes loan fees (costs) for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020 of $1,076, $1,821, and $658, respectively. Loan yield includes loan fees (costs) for the nine months ended September 30, 2021 and 2020 of $4,966 and $884, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322